UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - April 18, 2023

INVITATION HOMES INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38004	90-0939055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Main Street, Suite 2000

Dallas TX 75201

(Address of principal executive offices, including zip code)

(972) 421-3600

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	INVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 18, 2023, Invitation Homes Operating Partnership LP (the “Borrower”), a wholly owned subsidiary of Invitation Homes Inc. entered into the First Amendment (the “First Amendment”) to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 8, 2020 (the “Credit Agreement”), with the lenders party thereto, Bank of America, N.A., as administrative agent and, solely for purposes of Sections 3, 4, 5 and 7 thereof, each of the guarantors party thereto. The First Amendment provides for the replacement of the London Inter Bank Offered Rate “LIBOR” with the Secured Overnight Financing Rate “SOFR” as the interest rate benchmark (including a credit spread adjustment and based upon an interest period of, at the Borrower’s election, one, three or six months) and related SOFR-based mechanics and other administrative changes to the Credit Agreement.

Except as described above, the material terms of the Credit Agreement generally remain unchanged. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of April 18, 2023, by and among Invitation Homes Operating Partnership LP, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent and solely for purposes of Sections 3, 4, 5 and 7 thereof, each of the guarantors party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer

Date: April 24, 2023